Exhibit 99.2
     The tables below provide reconciliations of operating cash flow on a managerial basis (Table 1) and EBITDA (Table 2), which are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP), to their most comparable GAAP financial measures.
     Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM’s operating results because they exclude certain amounts that GM management does not consider part of operating results and include certain amounts that GM management does consider part of operating results when assessing and measuring the operational and financial performance of the organization. GM believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making.
     While GM believes that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in the method of calculation between companies. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations, or other measures of performance or liquidity prepared in accordance with GAAP. GM compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures in the tables below.
Table 1 — Reconciliation of Operating Cash Flow (Managerial Basis) to Operating Cash Flow Presented in Accordance with GAAP
(Dollars in Billions)

	BASELINE
	Dec '08	Jan '09	Feb '09	Mar '09
Operating Cash Flow (Managerial Basis)	$1.1	$(4.2)	$(2.0)	$1.2
Capital Expenditures	1.0	0.6	0.7	0.4
Cash Restructuring Costs, including
Delphi-related Cash Flows	(0.2)	(0.4)	(0.4)	(0.3)
FIO Segment and GMAC related Cash Flows	(0.8)	0.1	0.1	0.1
VEBA Withdrawals	—	—	0.1	—

Operating Cash Flow (GAAP Basis)	$1.1	$(3.9)	$(1.5)	$1.4

	DOWNSIDE
	Dec '08	Jan '09	Feb '09	Mar '09
Operating Cash Flow (Managerial Basis)	$—	$(6.1)	$(2.6)	$0.7
Capital Expenditures	1.0	0.6	0.7	0.4
Cash Restructuring Costs, including
Delphi-related Cash Flows	(0.2)	(0.4)	(0.4)	(0.3)
FIO Segment and GMAC related Cash Flows	(0.8)	(1.5)	0.1	0.1
VEBA Withdrawals	—	—	0.1	—

Operating Cash Flow (GAAP Basis)	$—	$(7.4)	$(2.1)	$0.9

Table 2 — Reconciliation of EBITDA (Managerial Basis) to Net Income Presented in Accordance with GAAP
(Dollars in Billions)

	BASELINE		DOWNSIDE
	2008	2012	2008	2012
EBITDA	$(1.1)	$15.3	$(1.1)	$12.1
Interest	(2.3)	(2.5)	(2.3)	(2.5)
Depreciation and Amortization	(7.6)	(6.8)	(7.6)	(6.8)

Earnings Before Tax	(11.0)	6.0	(11.0)	2.8
FIO Earnings Before Tax (a)	(3.6)	—	(3.6)	—
Restructuring and Other Disclosed Items (b)	(10.8)	—	(10.8)	—
Income Taxes (c)	(1.1)	—	(1.1)	—

GAAP Net Income	$(26.5)	$6.0	$(26.5)	$2.8

(a) Primarily represents GM’s share of GMAC’s operating results and the results of GM’s wholly-owned special purpose entities, which hold automotive leases (on a before-tax basis). Due to uncertainty regarding the operating results of GMAC, for purposes of these financial projections, GM has assumed break-even results for GMAC and that GM’s investment in GMAC will not be further impaired beyond 2008.
(b) Includes the affect of various restructuring initiatives, the 2008 Special Attrition programs, certain Delphi-related charges and the impact of charges and gains resulting from recent actions taken with respect to GM’s pension and OPEB obligations as previously disclosed in GM’s 2008 filings on Form 10-Q plus amounts anticipated for the fourth quarter of 2008.
(c) Due to the valuation allowances recorded against deferred tax assets in the majority of GM’s operations, no tax expense is anticipated in 2012 in these financial projections.